                                                                                                                       EXHIBIT 11
                                          CONNECTICUT NATURAL GAS CORPORATION AND SUBSIDIARIES
                                         -----------------------------------------------------
                                COMPUTATION OF CONSOLIDATED PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                               -------------------------------------------------------------------------
                                      (Thousands of Dollars Except for Shares and Per Share Date)

                                                                             Fiscal Year Ended September 30,
                                                           --------------------------------------------------------------------
                                                               1994          1993           1992          1991          1990
                                                            ----------    ----------     ----------    ----------    ----------
      Net income applicable to common stock:
        Continuing operations
          Income                                            $   17,703    $   16,855     $   15,265    $   12,343    $   13,569
          Less-Preferred stock dividends                            66            67             68            70            72
                                                            ----------    ----------     ----------    ----------    ----------
          Income applicable to common stock                     17,637        16,788         15,197        12,273        13,497
                                                            ----------    ----------     ----------    ----------    ----------
        Income/(loss) from discontinued operations                   -             -              -             -          (328)
        Net gain on disposal of discontinued operations              -             -              -           517           446
        Cummulative effect of change in accounting (2)               -             -              -         1,779             -
                                                            ----------    ----------     ----------    ----------    ----------
          Net income applicable to common stock             $   17,637    $   16,788     $   15,197    $   14,569    $   13,615
                                                            ==========    ==========     ==========    ==========    ==========
      Weighted average number of shares of common
        stock outstanding during the year (1)                9,539,695     9,527,772      8,704,897     8,516,632     8,363,606
                                                            ==========    ==========     ==========    ==========    ==========
      Net income per share of common stock -
        primary and fully diluted (1)
        Continuing operations                                    $1.85         $1.76          $1.75         $1.44         $1.61
        Discontinued operations                                      -             -              -             -          (.03)
        Net gain on disposal of discontinued operations              -             -              -           .06           .05
        Cumulative effect of change in accounting (2)                -             -              -           .21             -
                                                                 -----         -----          -----         -----         -----
                                                                 $1.85         $1.76          $1.75         $1.71         $1.63
                                                                 =====         =====          =====         =====         =====

      NOTE:
       (1)  The Company has no common stock equivalents.  Therefore, no adjustments to the weighted average number of shares of common stock outstanding during any of the years reflected in this exhibit are necessary in order to calculate either primary or fully diluted earnings per share.  For this reason primary and fully diluted earnings per share are the same in each year.

       (2)  Changes in accounting include a change in the method of accounting for municipal property taxes in 1991.